Exhibit 99.2
	PFIZER INC
	SEGMENT/PRODUCT REVENUES
	SECOND QUARTER 1999
(millions of dollars)

	***********QUARTER-TO-DATE************
	WORLDWIDE			U.S.			INTERNATIONAL
	1999	1998	% Chg	1999	1998	% Chg	1999	1998	% Chg
TOTAL REVENUES	6,516	5,751	13	3,811	3,411	12	2,705	2,340	16

PHARMACEUTICALS	5,151	4,467	15	3,158	2,819	12	1,993	1,648	21
TOTAL HUMAN PHARMACEUTICALS	4,748	4,057	17	2,981	2,646	13	1,767	1,411	25
- CARDIOVASCULAR DISEASES	2,095	1,640	28	1,202	973	24	893	667	34
LIPITOR	900	536	68	642	407	57	258	129	101
NORVASC	713	610	17	306	274	12	407	336	21
CARDURA	185	157	18	77	67	14	108	90	22
ACCUPRIL/ACCURETIC	127	119	6	61	64	(4)	66	55	18
PROCARDIA XL	111	154	(28)	111	154	(28)	0	0	---
- INFECTIOUS DISEASES	777	686	13	442	341	29	335	345	(3)
ZITHROMAX	204	161	27	140	95	47	64	66	(3)
DIFLUCAN	225	208	8	99	89	12	126	119	6
VIRACEPT	149	126	18	149	106	41	0	20	(100)
TROVAN	35	22	60	24	22	6	11	0	M+
- CENTRAL NERVOUS SYSTEM DISORDERS	743	594	25	578	465	24	165	129	27
ZOLOFT	453	390	16	353	305	16	100	85	17
NEURONTIN	206	122	69	178	105	71	28	17	63
ARICEPT*	22	11	103	0	0	---	22	11	103
- DIABETES	236	286	(18)	227	277	(18)	9	9	(2)
GLUCOTROL XL	56	49	15	54	47	14	2	2	31
REZULIN	171	226	(24)	171	226	(24)	0	0	---
- ALLERGY	142	104	37	141	103	37	1	1	(16)
ZYRTEC	141	103	38	140	102	38	1	1	(16)
- VIAGRA	305	402	(24)	194	401	(52)	111	1	M+
- ALLIANCE REVENUE (Aricept and Celebrex)	146	16	825	139	17	710	7	(1)	---
- CAPSUGEL	100	92	9	42	41	4	58	51	12
- ANIMAL HEALTH	303	318	(5)	135	132	2	168	186	(10)

CONSUMER PRODUCTS	1,365	1,284	6	653	592	10	712	692	3
- CONSUMER HEALTH CARE PRODUCTS	638	571	12	407	354	15	231	217	7
- CONFECTIONERY PRODUCTS	483	468	3	161	155	4	322	313	3
- SHAVING PRODUCTS	194	196	(1)	64	63	1	130	133	(2)
- TETRA	50	49	2	21	20	9	29	29	(2)

 * - Represents direct sales under license agreement with Eisai Co., Ltd.

M+ - Change greater than one thousand percent.

Restated to reflect the merger with Warner-Lambert Company in June 2000, which was accounted for as a pooling of interests.

Certain amounts and percentages may reflect rounding adjustments.

Certain prior year data have been reclassified to conform to the current year presentation.